EXHIBIT 99.1


              Avado Brands Comments on Baseless Noteholders' Claim


     Madison, GA., July 1, 2003 - Avado Brands, Inc. (OTC BB: AVDO) today announced that a noteholders' claim, seeking payment acceleration, is completely without merit.

     "We have met all the terms and covenants of our debt and there is no basis for these noteholders to seek payment acceleration," said Louis J. (Dusty) Profumo, Avado's Chief Financial Officer and Treasurer. "As we announced earlier, Avado made its semi-annual interest payments on both its senior and senior subordinated notes that were due in June 2003, and the Company fully expects to pay the interest obligations on its notes due in December 2003 and beyond. Further, we are in full compliance with all other terms and covenants of our secured and unsecured debt." Avado's Chairman and Chief Executive Officer, Tom DuPree, Jr. noted, "We remain focused on our business of providing superior food and service to our valued customers while meeting our commitments to all our stakeholders."

     Avado Brands owns and operates two proprietary brands, comprised of 109 Don Pablo's Mexican Kitchens and 65 Hops Restaurant o Bar o Breweries. Additionally, the Company operates two Canyon Cafe restaurants, which are held for sale.

     Statements contained in the press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those anticipated. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in Exhibit 99.1 to the Company's Form 10-Q for the fiscal quarter ended April 2, 2000, and the Company's other filings with the Securities and Exchange Commission.